Exhibit 99.5 – Interim Condensed Consolidated Financial Statements
Regency Energy Partners LP
Condensed Consolidated Balance Sheets
Unaudited
(in thousands except unit data)

		December 31,
	June 30, 2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$6,523	$3,686
Restricted cash	5,929	6,033
Accounts receivable, net of allowance of $375 in 2006 and $169 in 2005	78,391	91,968
Related party receivables	477	274
Assets from risk management activities	2,373	1,717
Other current assets	5,274	5,383

Total current assets	98,967	109,061

Property, plant and equipment:
Gas plants and buildings	89,976	89,431
Gathering and transmission systems	493,453	482,423
Other property, plant and equipment	45,599	42,418
Construction — in — progress	53,083	17,426

Total property, plant and equipment	682,111	631,698
Less accumulated depreciation	(40,542)	(22,541)

Property, plant and equipment, net	641,569	609,157

Other assets:
Intangible assets, net of amortization of $2,962 in 2006 and $2,027 in 2005	15,435	16,370
Long-term assets from risk management activities	15	1,333
Other, net of amortization on debt issuance costs of $733 in 2006 and $305 in 2005	4,830	7,275
Investments in unconsolidated subsidiaries	5,375	5,992
Goodwill	57,552	57,552

Total other assets	83,207	88,522

TOTAL ASSETS	$823,743	$806,740

LIABILITIES & PARTNERS’ CAPITAL OR MEMBER INTEREST

Current Liabilities:
Accounts payable and accrued liabilities	$93,915	$116,997
Related party payables	2,999	3,380
Current portion of long term debt	—	700
Escrow payable	5,654	5,533
Accrued taxes payable	3,187	2,266
Liabilities from risk management activities	14,782	11,312
Other current liabilities	1,710	2,445

Total current liabilities	122,247	142,633

Long term liabilities from risk management activities	6,857	4,895
Long-term debt	468,000	428,250

Minority interest	236	—

Commitments and contingencies

Partners’ Capital or Member Interest:
Member interest	—	241,924
Common units (21,969,480 units authorized and 19,536,396 units issued and outstanding at June 30, 2006)	88,094	—
Class B common units (5,173,189 units authorized, issued and outstanding at June 30, 2006)	60,817
Subordinated units (19,103,896 units authorized, issued and outstanding at June 30, 2006)	88,215	—
General partner interest	3,594	—
Accumulated other comprehensive loss	(14,317)	(10,962)

Total partners’ capital or member interest	226,403	230,962

TOTAL LIABILITIES & PARTNERS’ CAPITAL OR MEMBER INTEREST	$823,743	$806,740

See accompanying notes to condensed consolidated financial statements

Regency Energy Partners LP
Condensed Consolidated Statements of Operations
Unaudited
(in thousands except per unit data and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE
Gas sales	$131,278	$87,277	$289,750	$167,563
NGL sales	65,043	38,104	121,179	75,048
Gathering, transportation and other fees	14,133	5,780	26,318	11,267
Related party revenues	597	185	1,116	347
Net unrealized and realized gain/(loss) from risk management activities	(2,425)	3,111	(4,082)	(16,226)
Other	6,032	3,488	11,643	6,895

Total revenue	214,658	137,945	445,924	244,894

EXPENSE
Cost of gas and liquids	177,274	112,114	373,497	218,540
Operating expenses	8,382	5,907	17,827	10,789
General and administrative	6,923	3,764	12,339	6,150
Related party expenses	753	112	1,266	132
Management services termination fee	—	—	9,000	—
Depreciation and amortization	9,378	5,317	18,547	10,555

Total operating expense	202,710	127,214	432,476	246,166

OPERATING INCOME	11,948	10,731	13,448	(1,272)

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(8,389)	(5,031)	(16,390)	(8,227)
Equity income	130	82	220	156
Other income and deductions, net	71	52	163	62

Total other income and deductions	(8,188)	(4,897)	(16,007)	(8,009)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,760	5,834	(2,559)	(9,281)

DISCONTINUED OPERATIONS
Income from operations of Regency Gas Treating LP (including gain on disposal of $626)	—	694	—	747

NET INCOME (LOSS )	3,760	$6,528	(2,559)	$(8,534)

Less:
Net income, January 1 - 31, 2006	—		1,564

Net income (loss) for partners	$3,760		$(4,123)

General partner’s interest	75		(82)

Limited partners’ interest	$3,685		$(4,041)

Basic weighted average number of units outstanding	43,380,981		43,380,981
Basic net income (loss) per limited partner unit	$0.08		$(0.09)

Diluted weighted average number of units outstanding	43,447,187		43,380,981
Diluted net income (loss) per limited partner unit	$0.08		$(0.09)

See accompanying notes to condensed consolidated financial statements

Regency Energy Partners LP
Condensed Consolidated Statements of Cash Flows
Unaudited
(in thousands)

	Six Months Ended June 30,
	2006	2005
OPERATING ACTIVITIES
Net loss	$(2,559)	$(8,534)

Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	18,975	11,232
Equity income	(220)	(156)
Risk management portfolio valuation changes	(811)	13,337
Unit based compensation expenses	1,089	—
Gain on the sale of Regency Gas Treating LP assets	—	(626)
Cash flow changes in current assets and liabilities:
Accounts receivable	13,973	4,119
Related party receivable	(203)	(460)
Other current assets	109	(506)
Accounts payable and accrued liabilities	(11,363)	(3,429)
Related party payable	(380)	(397)
Accrued taxes payable	921	287
Other current liabilities	(735)	(574)
Proceeds from early termination of interest rate swap	3,550	—
Other assets	2,382	(547)

Net cash flows provided by operating activities	24,728	13,746

INVESTING ACTIVITIES
Capital expenditures	(61,290)	(27,626)
Restricted cash	226	—
Investment in unconsolidated subsidiaries	(50)	—
Acquisition of investment in subsidiary, net of cash	96	—
Sale of Regency Gas Treating LP assets	—	6,000
Cash outflows for acquisition by HM Capital Investors	—	(5,808)

Net cash flows used in investing activities	(61,018)	(27,434)

FINANCING ACTIVITIES
Repayments under new credit facility	—	(1,000)
Repayments under loan agreement	(350)	—
Net borrowings under revolving credit facilities	39,400	10,000
Debt issuance costs	(189)	(118)
Proceeds from promissory note from HM Gas Partners	—	600
Partner distributions	(8,735)	—
IPO proceeds, net of issuance costs	256,953	—
Capital reimbursement to HM Capital Partners	(195,757)	—
Working capital distribution to HM Capital Partners	(48,000)	—
Offering costs	(4,195)	—
Net proceeds from exercise of over allotment option	26,163	—
Over allotment option net proceeds to HM Capital Investors	(26,163)	—
Capital contributions from HM Gas Partners	—	15,000
Acquisition of fixed assets between entities under common control	—	(1,800)

Net cash flows provided by financing activities	39,127	22,682

Net increase in cash and cash equivalents	2,837	8,994

Cash and cash equivalents at beginning of period	3,686	3,360

Cash and cash equivalents at end of period	$6,523	$12,354

Supplemental cash flow information
Interest paid, net of amounts capitalized	15,824	7,834
Non-cash capital expenditures in accounts payable	9,225	5,755
See accompanying notes to condensed consolidated financial statements

Regency Energy Partners LP
Condensed Consolidated Statement of Member Interest and Partners’ Capital
Unaudited
(in thousands except unit data)

									Accumulated
								General	Other
	Common	Class B	Subordinated	Member	Common	Class B	Subordinated	Partner	Comprehensive
	Units	Units	Units	Interest	Unitholders	Unitholders	Unitholders	Interest	Income	Total
Balance — January 1, 2006 (as previously reported)	—	—	—	$180,740	$—	$—	$—	$—	$(10,962)	$169,778
Adjustment for the TexStar Acquisition	—	—	—	61,184	—	—	—	—	—	61,184

Balance — January 1, 2006 (as adjusted for pooling of TexStar)	—	—	—	241,924	—	—	—	—	(10,962)	230,962
Net income through Jaunuary 31, 2006	—	—	—	1,564	—	—	—	—	—	1,564
Net hedging gain reclassified to earnings	—	—	—	—	—	—	—	—	616	616
Net change in fair value of cash flow hedges	—	—	—	—	—	—	—	—	2,581	2,581

Balance — January 31, 2006	—	—	—	243,488	—	—	—	—	(7,765)	235,723
Contribution of net investment to unitholders	5,353,896	—	19,103,896	(182,320)	89,337	—	89,337	3,646	—	—
Proceeds from IPO, net of issuance costs	13,750,000	—	—	—	125,907	—	125,907	5,139	—	256,953
Net proceeds from exercise of over allotment option	1,400,000	—	—	—	26,163	—	—	—	—	26,163
Over allotment option net proceeds to HM Capital Investors	(1,400,000)	—	—	—	(26,163)	—	—	—	—	(26,163)
Capital reimbursement to HM Capital Partners LLC	—	—	—	—	(119,441)	—	(119,441)	(4,875)	—	(243,757)
Offering costs	—	—	—	—	(2,056)	—	(2,056)	(83)	—	(4,195)
Contribution of net investment related to TexStar Acquisition	—	5,173,189	—	(61,168)	—	61,168	—	—	—	—
Issuance of restricted common units	432,500	—	—	—	—	—	—	—	—	—
Partner distributions	—	—	—	—	(4,327)	—	(4,235)	(173)	—	(8,735)
Net loss from February 1, 2006 through June 30, 2006	—	—	—	—	(1,802)	(477)	(1,762)	(82)	—	(4,123)
Unit based compensation expenses	—	—	—	—	476	126	465	22	—	1,089
Net hedging gain reclassified to earnings	—	—	—	—	—	—	—	—	2,106	2,106
Net change in fair value of cash flow hedges	—	—	—	—	—	—	—	—	(8,658)	(8,658)

Balance — June 30, 2006	19,536,396	5,173,189	19,103,896	$—	$88,094	$60,817	$88,215	$3,594	$(14,317)	$226,403

See accompanying notes to condensed consolidated financial statements

Regency Energy Partners LP
Notes to Unaudited Condensed Consolidated Financial Statements
1. Organization and Summary of Significant Accounting Policies
     Organization and Basis of Presentation — The unaudited condensed consolidated financial statements presented herein contain the results of Regency Energy Partners LP, a Delaware limited partnership (“Partnership”), and its predecessor, Regency Gas Services LLC (“Predecessor”). The Partnership was formed on September 8, 2005; on February 3, 2006, in conjunction with its initial public offering of securities (“IPO”), the Predecessor was converted to a limited partnership Regency Gas Services LP (“RGS”) and became a wholly owned subsidiary of the Partnership. The Partnership and its subsidiaries are engaged in the business of gathering, treating, processing, transporting, and marketing natural gas and natural gas liquids (NGLs). On August 15, 2006, the Partnership, through RGS, acquired all the outstanding equity of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC (the “TexStar Acquisition”), from HMTF Gas Partners II, L.P. (“HMTF Gas Partners”), an affiliate of HM Capital Partners LLC (“HM Capital Partners”). Hicks Muse Equity Fund V, L.P. (“Fund V”) and its affiliates, through HM Capital Partners, control, Regency GP LP, the general partner of the Partnership (the “General Partner”). Fund V also indirectly owns approximately 95 percent of, and, through HM Capital Partners, controls HMTF Gas Partners. Because the TexStar Acquisition is a transaction between commonly controlled entities, the Partnership is required to account for the TexStar Acquisition in a manner similar to a pooling of interests. Information included in these unaudited condensed consolidated financial statements for periods presented prior the consummation of the TexStar Acquisition has been adjusted to reflect the TexStar acquisition.
     The accompanying unaudited condensed consolidated financial statements include the assets, liabilities, results of operations and cash flows of the Partnership and its wholly owned subsidiaries. The Partnership operates and manages its business as two reportable segments: a) gathering and processing, and b) transportation.
     The unaudited financial information as of June 30, 2006 and for the three and six months ended June 30, 2006 and 2005 has been prepared on the same basis as the audited consolidated financial statements included in the Partnership’s Current Report on Form 8-K dated November 14, 2006, and, in the opinion of the Partnership’s management, reflects all adjustments necessary for a fair presentation of the financial position and the results of operations for such interim periods in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany items and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with GAAP have been omitted pursuant to the rules and regulations of the SEC. Certain prior year amounts have been reclassified to conform to current year presentation.
     Use of Estimates — The unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which necessarily include the use of estimates and assumptions by management. Actual results could differ from these estimates. In March 2006, the Partnership implemented a process for estimating certain revenue and expenses as actual amounts are not confirmed until after the financial closing process due to the standard settlement dates in the gas industry. The Partnership does not expect actual results to differ materially from its estimates.
     Intangible Assets — All separately identified intangible assets are amortized using the straight-line method with no residual value. Amortization expense for the three month and six month periods ended June 30, 2006 was $468,000 and $935,000. The estimated annual amortization for 2007 is $1,816,000 and for each of the subsequent four years is $1,154,000.
     Equity-Based Compensation — The Partnership adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, as amended, during the first quarter of 2006 which did not have an impact on the Partnership. Subsequent to the IPO, the Partnership began recording equity based compensation in February 2006. (See Note 10)
     Earnings Per Unit — Basic net income per limited partner unit is computed in accordance with SFAS No. 128, “Earnings Per Share”, as interpreted by EITF Issue No. 03-6 (“EITF 03-6”), “Participating Securities and the Two-Class method under FASB Statement No. 128”, by dividing limited partners’ interest, after deducting the general partners’ interest, in net income by the weighted average number of common and subordinated units outstanding. In periods when the Partnership’s aggregate net income exceeds the aggregate distributions, EITF 03-6 requires the Partnership to present earnings per unit as if all of the earnings for the periods were distributed. Diluted net income per limited partner unit is computed by dividing limited partners’ interest in net income, after deducting the general partner’s interest, by the weighted average number of common and subordinated units outstanding and the effect of nonvested restricted units and unit options computed using the treasury stock method.
     Distributions. On May 15, 2006 the Partnership paid a distribution of $0.2217 per common and subordinated unit. The distribution constitutes the minimum quarterly distribution of $0.35 (or $1.40 per year), prorated for the period in the first quarter of 2006 since the Partnership’s February 3, 2006 initial public offering.
2. Initial Public Offering
     On February 3, 2006, the Partnership offered and sold 13,750,000 common units, representing a 35.3 percent limited partner interest in the Partnership, in its initial public offering, or IPO, at a price of $20.00 per unit. Total proceeds from the sale of the units were $275,000,000, before offering costs and underwriting commissions. The Partnership’s common units began trading on the NASDAQ National Market under the symbol “RGNC.”
     Concurrently with the consummation of the IPO, the Predecessor was converted to a limited partnership. All the member interests in the Predecessor were contributed to the Partnership by Regency Acquisition LP (“Acquisition”), an affiliate of HM Capital Partners LLC (“HM Capital Partners”), in exchange for 19,103,896 subordinated units representing a 49 percent limited partner interest in the Partnership; 5,353,896 common units representing a 13.7 percent limited partner interest in the Partnership; a 2 percent general partner interest in the Partnership; incentive distribution rights; and the right to reimbursement of $195,757,000 of capital expenditures comprising most of the initial investment by Acquisition in the Predecessor.
     The proceeds of the Partnership’s initial public offering were used: to distribute $195,757,000 to Acquisition in reimbursement of its capital investment in the Predecessor and to replenish $48,000,000 of working capital assets distributed to Acquisition immediately prior to the IPO; to pay $9,000,000 to an affiliate of Acquisition to terminate two management services contracts; and to pay $22,000,000 of underwriting commissions, structuring fees and other offering costs. In connection with the IPO, the Partnership incurred direct costs totaling $4,195,000 and has charged these costs against the gross proceeds from the Partnership’s IPO as a reduction to equity in the first quarter of 2006.
     On March 8, 2006, the Partnership sold an additional 1,400,000 common units at a price of $20 per unit as the underwriters exercised a portion of their over allotment option. The net proceeds from the sale were used to redeem an equivalent number of common units held by Acquisition.
3. Comprehensive Income (Loss)
     Comprehensive income (loss) consists of the following:

	Three Months Ended June		Six Months Ended June
	30,		30,
	2006	2005	2006	2005
	(in thousands)
Net income (loss)	$3,760	$6,528	($2,559)	($8,534)
Hedging losses reclassified to earnings	1,909	—	2,722	—
Net change in fair value of cash flow hedges	(10,504)	—	(6,077)	—

Comprehensive income (loss)	($4,835)	$6,528	($5,914)	($8,534)

4. Income (Loss) per Limited Partner Unit

     The following data show the amounts used in computing limited partner earnings per unit and the effect on income and the weighted average number of units of dilutive potential common units.

	Three Months
	Ended June 30,	Six Months Ended
	2006	June 30, 2006
	(in thousands except unit data)
Net income (loss)	$3,760	$(4,123)
Adjustments:
General partner’s equity ownership	75	(82)

Limited partners’ interest in net income (loss)	$3,685	$(4,041)

Weighted average limited partner units – basic	43,380,981	43,380,981
Limited partners’ basic income (loss) per unit	$0.08	$(0.09)

Weighted average limited partner units – basic	43,380,981	43,380,981
Dilutive effect to restricted units and stock options	66,206	—

Weighted average limited partner units – dilutive	43,447,187	43,380,981

Limited partners’ diluted income (loss) per unit	$0.08	$(0.09)
     Earnings per unit for the six months ended June 30, 2006 reflect only the earnings for the five months since the closing of the Partnership’s initial public offering on February 3, 2006. For convenience, January 31, 2006 has been used as the date of the change in ownership. Accordingly, results for January 2006 have been excluded from the calculation of earnings per unit. Potentially dilutive units related to the Partnership’s long-term incentive plan of 432,500 restricted common units and 731,500 common unit options have been excluded from diluted earnings per unit as the effect is antidilutive for the six month period ended June 30, 2006. Furthermore, while the non-vested (or restricted) units are deemed to be outstanding for legal purposes, they have been excluded from the calculation of basic earnings per unit in accordance with SFAS No. 128.
     The Partnership Agreement requires that the general partner shall receive a 100 percent allocation of income until its capital account is made whole for all of the net losses allocated to it in prior years.
5. Risk Management Activities
     As of June 30, 2006, the Partnership’s hedging positions accounted for as cash flow hedges reduce exposure to variability of future commodity prices through 2008 and interest rates through March 2007. These contracts are accounted for as cash flow hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended. Prior to the election of hedge accounting, unrealized and realized gains and (losses) of $3,111,000 and ($16,226,000), respectively, were recorded as a charge against revenue during the three month and six month periods ended June 30, 2005.
     As of June 30, 2006, the Partnership’s hedging positions accounted for as cash flow hedges reduce exposure to variability of future commodity prices and interest rates. The net fair value of the Partnership’s risk management activities was a liability of approximately $19,251,000 as of June 30, 2006. The Partnership expects to reclassify $10,565,000 of losses into earnings from other comprehensive income (loss) in the next twelve months. The Partnership recorded no amounts to the statement of operations for the three or six months ended June 30, 2006 for hedge ineffectiveness.
     Upon the early termination of an interest rate swap with a notional debt amount of $200,000,000 that was effective from April 2007 through March 2009, the Partnership received $3,550,000 in cash from the counterparty. This amount will be reclassified from accumulated other comprehensive income (loss) to interest expense, net over the originally projected period (i.e., April 2007 through March 2009) of the hedged forecasted transaction or when it is determined the hedged forecasted transaction is probable of not occurring.

6. Long-Term Debt
     Obligations under the Partnership’s credit facility are as follows:

	June 30, 2006	December 31, 2005
	(in thousands)
Term loans – RGS	$308,350	$308,350
Term loans – TexStar	77,650	70,000
Revolver loans – RGS	81,400	50,000
HM Capital Partners Promissory Note – TexStar	600	600

Total	468,000	428,950
Less: current portion – TexStar	—	(700)

Long-term debt	$468,000	$428,250

Total Facility Limit – RGS	$468,350	$468,350
Term loans	(308,350)	(308,350)
Revolver loans	(81,400)	(50,000)
Letters of credit	(6,582)	(10,700)

Credit available – RGS	$72,018	$99,300

Total Facility Limit – TexStar	$84,650	$85,000
Term loans	(77,650)	(70,000)
Revolver loans	—	—
Letters of credit	—	—

Credit available – TexStar	$7,000	$15,000

     The outstanding balances of term debt and revolver debt under the Partnership’s credit agreement bear interest at either London Inter-Bank Offer Rate (“LIBOR”) plus margin or at Alternative Base Rate (equivalent to the US prime lending rate) plus margin, or a combination of both. The weighted average interest rates for the revolving and term loan facilities, including interest rate swap settlements, commitment fees, and amortization of debt issuance costs were 6.99 percent and 6.88 percent for the six months ended June 30, 2006 and 2005, respectively, and 7.03 percent and 7.11 percent for the three months ended June 30, 2006 and 2005, respectively.
     Upon the completion of the Partnership’s IPO, further amendments to the credit agreement became effective that permit distributions to unitholders, eliminated covenants requiring the payment of excess cash flows to reduce principal, and modified covenants related to coverage ratios so as to make them less restrictive. At June 30, 2006, the Partnership was in compliance with these covenants.
     As of June 30, 2006, TexStar was not in compliance with its credit agreement; however, in connection with the Partnership’s acquisition of TexStar, such debt was subsequently extinguished and financed with the Partnership’s credit facility. Based upon the Partnership’s intent and ability to finance such debt on a long-term basis, the Partnership has excluded such debt from short-term liabilities.
     The outstanding balance of the TexStar Loan Agreement bears interest at rates ranging from 7.71 percent to 9.25 percent as of December 31, 2005 and rates ranging from 7.98 percent to 10.00 at June 30, 2006. The outstanding balance of the HMTF Gas Partners promissory note bears interest at 8.5 percent for the three and six months ended June 30, 2006 and 2005.

7. Commitments and Contingencies
     Legal — The Partnership is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and lawsuits in the aggregate will not have a material adverse effect on the Partnership’s business, financial condition, results of operations or cash flows.
     Environmental — Waha Phase I. A Phase I environmental study was performed on the Waha assets in connection with the pre-acquisition due diligence process in 2004. Most of the identified environmental contamination has either been remediated or was being remediated by the previous owners or operators of the properties. The estimated potential environmental remediation cost ranges from $1,900,000 to $3,100,000. No governmental agency has required the Partnership to undertake these remediation efforts. The Partnership believes that the likelihood it will be liable for any significant remediation liabilities with respect to these matters is remote. Separately, the Partnership acquired an environmental pollution liability insurance policy in connection with the acquisition to cover any undetected or unknown pollution discovered in the future. The policy covers clean-up costs and damages to third parties and has a 10-year term (expiring in 2014) with a $10,000,000 limit subject to certain deductibles.
     El Paso Claims — Under the purchase and sale agreement, or PSA, pursuant to which the Partnership purchased north Louisiana and Midcontinent assets from affiliates of El Paso Field Services, LP, or El Paso, in 2003, El Paso indemnified the Partnership (subject to a limit of $84,000,000) for environmental losses as to which El Paso was deemed responsible. Of the cash escrowed for this purpose at the time of sale, $5,654,000 remained in escrow at June 30, 2006. Upon completion of a Phase II investigation of various assets so acquired (the Phase II Assets), El Paso was notified of indemnity claims of approximately $5,400,000 for environmental liabilities. In related discussions, El Paso denied all but $280,000 of these claims (which it evaluated at $75,000 and agreed to cure itself). In these discussions, the Partnership agreed, at El Paso’s request, to install permanent monitoring wells at the facilities where ground water impacts were indicated by the Phase II activities. The Partnership also agreed to withdraw its claims with respect to all but seven of the Phase II Assets (which comprise those subject to accepted claims).
     A Final Site Investigations Report with respect to those Phase II Assets has since been prepared and issued based on information obtained from the permanent monitoring wells. Environmental issues exist with respect to four facilities, including the two subject to accepted claims and two of the Partnership’s processing plants. The estimated remediation costs associated with the processing plants aggregate $2,750,000. The Partnership believes that any of its obligations to remediate the properties is subject to the indemnity under the El Paso PSA, and intends to reinstate the claims for indemnification for these plant sites.
     ODEQ Notice of Violation — In March 2005, the Oklahoma Department of Environmental Quality, or ODEQ, sent a notice of violation, alleging that the Partnership operates the Mocane processing plant in Beaver County, Oklahoma in violation of the National Emission Standard for Hazardous Air Pollutants from Oil and Natural Gas Production Facilities, or NESHAP, and the requirements to apply for and obtain a federal operating permit (Title V permit). The ODEQ issued an order requiring the Partnership to apply for a Title V permit with respect to emissions from the Mocane processing plant with which the Partnership has complied. No fine or penalty was imposed by the ODEQ and as of June 30, 2006 the matter is fully resolved.
     Regulatory Environment — In August 2005, Congress enacted and the President signed the Energy Policy Act of 2005. With respect to the oil and gas industry, the legislation focuses on the exploration and production sector, interstate pipelines, and refinery facilities. In many cases, the Act requires future action by various government agencies. The Partnership is unable to predict what impact, if any, the Act will have on its operations and cash flows.
     Texas Tax Legislation — In the three months ended June 30, 2006, the State of Texas passed legislation that imposes a “margin tax” on partnerships and master limited partnerships. The Partnership currently estimates that the effect of this legislation will not have a material effect on its results of operations, cash flows, or financial condition.

8. Related Party Transactions
     Concurrent with the closing of the Partnership’s IPO, the Partnership paid $9,000,000 to an affiliate of HM Capital Partners LLC to terminate two management services contracts with a remaining term of 9 years.
     The employees operating the assets, as well as the general and administrative employees are employees of Regency GP LLC, the Partnership’s managing general partner. Pursuant to the partnership agreement, the managing general partner receives a monthly reimbursement for all direct and indirect expenses that it incurs on behalf of the Partnership. Reimbursements of $6,314,000 and $3,438,000 were recorded in the Partnership’s financial statements during the five and three months ended June 30, 2006 as operating expenses or general and administrative expenses, as appropriate.
     TexStar entered into a management services contract with HMTF Gas Partners on July 30, 2004. The annual fee paid to HMTF Gas Partners is based upon the cash flows of the Partnership. The Partnership paid $135,000 and $3,250 to HMTF Gas Partners for the three months ended June 30, 2006 and 2005. The Partnership paid $263,000 and $6,500 to HMTF Gas Partners for the six months ended June 30, 2006 and 2005. In connection with the TexStar Acquisition, the Partnership paid $3,542,000 to HMTF Gas Partners to terminate the management services contract.
     The Partnership made cash distributions of $4,752,000 during the three months ended June 30, 2006 to HM Capital and affiliates.
     The related party revenues and expenses included on the statement of operations for all periods presented relate to transactions with BlackBrush Oil & gas, LP, an affiliate of the Partnership owned by HMTF Gas Partners.
9. Segment Information
     The Partnership has two reportable segments: i) gathering and processing and ii) transportation. Gathering and processing involves the collection and transport of raw natural gas from producer wells to a treating plant where water and other impurities such as hydrogen sulfide and carbon dioxide are removed. Treated gas is then further processed to remove the natural gas liquids. The treated and processed natural gas then is transported to market separately from the natural gas liquids. The Partnership’s gathering and processing segment also includes its NGL marketing business. Through the NGL marketing business, the Partnership markets the NGLs that are produced by its processing plants for its own account and for the accounts of its customers. The Partnership aggregates the results of its gathering and processing activities across five geographic regions into a single reporting segment.
     The transportation segment uses pipelines to move pipeline quality gas to interconnections with larger pipelines, to trading hubs, or to other markets. The Partnership performs transportation services for shipping customers under firm or interruptible arrangements. In either case, revenues are primarily fee based and involve minimal direct exposure to commodity price fluctuations. The transportation segment also includes the Partnership’s natural gas marketing business in which the Partnership, for its account, purchases natural gas at the inlets to the pipeline and sells this gas at its outlets. The north Louisiana intrastate pipeline operated by this segment serves the Partnership’s gathering and processing facilities in the same area, thereby creating the intersegment revenues shown in the table below.
     Management evaluates the performance of each segment and makes capital allocation decisions through the separate consideration of segment margin and operating expense. Segment margin is defined as total revenues, including service fees, less cost of gas and liquids and other costs of sales. The Partnership believes segment margin is an important measure because it is directly related to volumes and commodity price changes. Operating expenses are a separate measure used by management to evaluate operating performance of field operations. Direct labor, insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portions of the Partnership’s operating expenses. These expenses are largely independent of the volume throughput but fluctuate depending on the activities performed during a specific period. The Partnership does not deduct operating expenses from total revenues in calculating segment margin because management separately evaluates commodity volume and price changes in segment margin. Results for each income statement period, together with amounts related to balance sheets for each segment, are shown below.

Results for each income statement period, together with amounts related to balance sheets for each segment, are shown below.

	Gathering and
	Processing	Transportation	Corporate	Eliminations	Total
	(in thousands)
External Revenue
Quarter ended June 30, 2006	$147,762	$66,896	$—	$—	$214,658
Quarter ended June 30, 2005	102,116	35,829	—	—	137,945
Six months ended June 30, 2006	311,628	134,296	—	—	445,924
Six months ended June 30, 2005	178,550	66,344	—	—	244,894
Intersegment Revenue
Quarter ended June 30, 2006	—	5,175	—	(5,175)	—
Quarter ended June 30, 2005	—	7,351	—	(7,351)	—
Six months ended June 30, 2006	—	13,645	—	(13,645)	—
Six months ended June 30, 2005	—	15,689	—	(15,689)	—
Cost of Gas and Liquids
Quarter ended June 30, 2006	121,095	56,179	—	—	177,274
Quarter ended June 30, 2005	79,812	32,302	—	—	112,114
Six months ended June 30, 2006	259,806	113,691	—	—	373,497
Six months ended June 30, 2005	158,159	60,381	—	—	218,540
Segment Margin
Quarter ended June 30, 2006	26,667	10,717	—	—	37,384
Quarter ended June 30, 2005	22,304	3,527	—	—	25,831
Six months ended June 30, 2006	51,822	20,605	—	—	72,427
Six months ended June 30, 2005	20,391	5,963	—	—	26,354
Operating Expenses
Quarter ended June 30, 2006	7,280	1,102	—	—	8,382
Quarter ended June 30, 2005	5,458	449	—	—	5,907
Six months ended June 30, 2006	15,578	2,249	—	—	17,827
Six months ended June 30, 2005	10,042	747	—	—	10,789
Depreciation and Amortization
Quarter ended June 30, 2006	6,102	3,072	204	—	9,378
Quarter ended June 30, 2005	4,224	970	123	—	5,317
Six months ended June 30, 2006	12,112	6,059	376	—	18,547
Six months ended June 30, 2005	8,365	1,944	246	—	10,555
Assets
June 30, 2006	498,400	306,914	18,429	—	823,743
December 31, 2005	495,156	291,998	19,586	—	806,740
Investments in Unconsolidated Subsidiaries
June 30, 2006	5,375	—	—	—	5,375
December 31, 2005	5,992	—	—	—	5,992
Expenditures for Long-Lived Assets
Six months ended June 30, 2006	37,569	22,865	856	—	61,290
Six months ended June 30, 2005	5,851	21,583	192	—	27,626
The table below provides a reconciliation of total segment margin to net income (loss) from continuing operations.

	Three Months Ended June 30,		Six Month Ended June 30, 2006
	2006	2005	2006	2005
	(in thousands)
Total Segment Margin (from above)	$37,384	$25,831	$72,427	$26,354
Operating expenses	(8,382)	(5,907)	(17,827)	(10,789)
General and administrative	(6,923)	(3,764)	(12,339)	(6,150)
Related party expenses	(753)	(112)	(1,266)	(132)
Transaction expenses	—	—	(9,000)	—
Depreciation and amortization	(9,378)	(5,317)	(18,547)	(10,555)

Operating Income	11,948	10,731	13,448	(1,272)
Other Income and Deductions Interest expense, net	(8,389)	(5,031)	(16,390)	(8,227)
Equity income	130	82	220	156
Other income and deductions, net	71	52	163	62

Total other income and deductions	(8,188)	(4,897)	(16,007)	(8,009)

Net Income (Loss) from continuing operations	$3,760	$5,834	$(2,559)	$(9,281)

10. Equity-Based Compensation
     On December 12, 2005, the compensation committee of the board of directors of Regency GP LLC approved a long-term incentive plan (“LTIP”) for the Partnership’s employees, directors and consultants covering an aggregate of 2,865,584 common units. Awards under the LTIP have been made since completion of the Partnership’s IPO. LTIP awards generally vest on the basis of one-third of the award each year. The options have a maximum contractual term, expiring ten years after the grant date.
     As of June 30, 2006, grants have been made in the amount of 432,500 restricted common units and 749,800 common unit options with weighted average grant-date fair values of $20.46 per unit and $1.20 per option. The options were valued with the Black-Scholes Option Pricing Model assuming 15 percent volatility in the unit price, a ten year term, a strike price equal to the grant-date price per unit, a distribution per unit of $1.40 per year, a risk-free rate of 4.25 percent, and an average exercise of the options of four years after vesting is complete. The assumption that employees will, on average, exercise their options four years from the vesting date is based on the average of the mid-points from vesting to expiration of the options. In aggregate, outstanding awards represent 1,164,000 potential common units.
     The Partnership will make distributions to non-vested restricted common units on a one-for-one ratio with the per unit distributions paid to common units. Restricted common units are subject to contractual restrictions which lapse over time. Upon the vesting and exercise of the common unit options, the Partnership intends to settle these obligations with common units. Accordingly, the Partnership expects to recognize an aggregate of $9,243,000 of compensation expense related to the grants under LTIP, or $3,081,000 for each of the three years of the vesting period for such grants.

Weighted
			Average	Aggregate
		Weighted	Remaining	Intrinsic
		Average	Contractual	Value*
Common Unit Options	Units	Exercise Price	Term in Years	(in thousands)
Outstanding at December 31, 2005	—
Granted	749,800	$20.30
Exercised	—	—
Forfeited or expired	(18,300)	20.00

Outstanding at June 30, 2006	731,500	$20.31	9.6	$1,239

Exercisable at June 30, 2006	—

*	Intrinsic value equals the closing market price of a unit less the option strike price, multiplied by the number of unit options outstanding as of June 30, 2006.

		Weighted
		Average Grant
		Date Fair
Restricted (Nonvested) Units	Units	Value
Outstanding at December 31, 2005	—
Granted	432,500	$20.46
Forfeited	—

Outstanding at June 30, 2006	432,500	$20.46

11. Subsequent Events
     Como — On July 25, 2006, TexStar consummated an Asset Purchase and Sale Agreement (the “Como Acquisition Agreement”) dated June 16, 2006 with Valence Midstream, Ltd. and EEC Midstream, Ltd., under which TexStar acquired certain natural gas gathering, treating and processing assets from the other parties thereto for $81,807,000 including transaction costs. The assets acquired consisted of approximately 59 miles of pipelines and certain specified contracts (the “Como Assets”). The results of operations of the Como Assets have been included in the statements of operations beginning July 26, 2006. The Partnership’s preliminary purchase price allocation results in $81,807,000 being allocated to property, plant and equipment with no goodwill or intangible assets. The Partnership has not yet completed its purchase price allocation process for the Como Assets.
     Partner Distributions — On July 27, 2006, the Partnership declared a distribution of $0.35 per common and subordinated unit, payable to unitholders of record as of August 7, 2006. The distribution was paid on August 14, 2006. On October 27, 2006, the Partnership declared a distribution of $0.37 per common and subordinated unit, payable to unitholders of record at the close of business on November 7, 2006. The distribution is payable on November 14, 2006, and constitutes $0.02 greater than the minimum quarterly distribution of $0.35 per unit.
     TexStar Acquisition. — On August 15, 2006, the Partnership, through its wholly-owned subsidiary Regency Gas Services LP (“Regency Gas Services”), acquired TexStar, an affiliate of HM Capital Partners by issuing 5,173,189 Class B common units valued at $119,183,000, a cash payment of $63,289,000 and the assumption of $167,652,000 of TexStar’s bank debt, subject to working capital adjustments. Because the TexStar Acquisition is a transaction between commonly controlled entities, the Partnership accounted for the TexStar Acquisition in a manner similar to a pooling of interests. As a result, the historical financial statements of the Partnership and TexStar have been combined to reflect the historical operations, financial position and cash flows as if the Partnership and TexStar had been combined throughout the periods presented in which common control existed, December 1, 2004 forward.
     In connection with the acquisition of TexStar, Regency Gas Services amended and restated its $470,000,000 credit agreement in order to increase the facility to $850,000,000, consisting of $600,000,000 in term loans and $250,000,000 in a revolving credit facility, and to increase the availability for letters of credit to $100,000,000. In addition, Regency Gas Services has the option to increase the commitments under the revolving credit facility or the term loan facility, or both, by an amount up to $200,000,000 in the aggregate, provided that no event of default shall have occurred or would result due to such increase, and all other additional conditions for the increase of the commitments set forth in the Fourth Amended and Restated Credit Agreement have been met.
     In August 2006, the Partnership repaid the amounts outstanding under the TexStar Loan Agreement and associated debt issuance costs of $5,135,000 were recorded to loss on debt refinancing. The amounts outstanding under the HMTF Gas Partners promissory note were also repaid in full. The Partnership also paid $3,542,000 to HMTF Gas Partners to terminate a management services contract.
     As of August 15, 2006, after giving effect to the acquisition of TexStar and the repayment of the TexStar Loan Agreement and HMTF Gas Partners’ promissory note, Regency Gas Services has outstanding $600,000,000 in term loans and $54,100,000 in revolving loans. Regency Gas Services’ obligations under the facility are secured by substantially all of the assets of Regency Gas Services and its subsidiaries. The revolving loans under the facility will mature in five years, and the term loans thereunder will mature in seven years.
     Interest on term loan borrowings under the Credit Facility will be calculated, at the option of Regency Gas Services, at either (a) a base rate plus an applicable margin of 1.50 percent per annum or (b) an adjusted LIBOR rate plus an applicable margin of 2.50 percent per annum. Interest on revolving loans thereunder will be calculated, at the option of Regency Gas Services, at either (a) a base rate plus an applicable margin of 1.25 percent per annum or (b) an adjusted LIBOR rate plus an applicable margin of 2.25 percent per annum. Regency Gas Services must pay (i) a commitment fee equal to 0.50 percent per annum of the unused portion of the revolving loan commitments, (ii) a participation fee for each revolving lender participating in letters of credit equal to 2.25 percent per annum of the average daily amount of such lender’s letter of credit exposure, and (iii) a fronting fee to the issuing bank of letters of credit equal to 0.125 percent per annum of the average daily amount of the letter of credit exposure.

     The Credit Facility contains financial covenants requiring us to maintain debt to EBITDA and EBITDA to interest expense within certain threshold ratios.
     The Credit Facility restricts the ability of Regency Gas Services to pay dividends, but it authorizes Regency Gas Services to reimburse the Partnership for expenses, and to pay dividends to the Partnership, pursuant to the Partnership’s Amended and Restated Agreement of Limited Partnership (so long as no default or event of default has occurred or is continuing). The Credit Facility also contains various covenants that limit (subject to certain exceptions and negotiated baskets), among other things, the ability of Regency Gas Services (but not the Partnership):
▪	to incur indebtedness;

▪	to grant liens;

▪	to enter into sale and leaseback transactions;

▪	to make certain investments, loans and advances;

▪	to dissolve or enter into a merger or consolidation;

▪	to enter into asset sales or make acquisitions;

▪	to enter into transactions with affiliates;

▪	to prepay other indebtedness or amend organizational documents or transaction documents (as defined in the Credit Facility);

▪	to issue capital stock or create subsidiaries; or

▪	to engage in any business other than those businesses in which it was engaged at the time of the effectiveness of the Credit Facility or reasonable extensions thereof
     Class B Common Units – On August 15, 2006, in connection with the TexStar Acquisition, the General Partner issued 5,173,189 of Class B Common Units to HM Capital Partners as partial consideration for the TexStar Acquisition. The Class B Common Units have the same terms and conditions as the Partnership’s Common Units, except that the Class B Common Units are not entitled to participate in distributions by the Partnership for two distribution periods. The Class B Common Units will not be entitled to quarterly cash distributions for the third and fourth quarter of 2006. The Class B Common Units may be converted into Common Units on a one-for-one basis beginning February 15, 2007. Amendment No. 1 to the Partnership Agreement also increases the rights of the General Partner and its affiliates previously set forth in the Partnership Agreement to register under the Securities Act of 1933 (the “Securities Act”) the offering and sale of securities of the Partnership held by them. Specifically, if the General Partner or any of its affiliates desire to sell securities of the Partnership and an exemption from registration under the Securities Act is not available, they may request that the Partnership file a registration statement registering such securities.
     Class C Common Units — On September 21, 2006, the Partnership entered into a Class C Unit Purchase Agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the purchasers purchased from the Partnership 2,857,143 Class C Common Units representing limited partner interests in the Partnership at a price of $21 per unit on the terms and for the purposes set forth in the Purchase Agreement. The Class C Common Units have the same terms and conditions as the Partnership’s Common Units, except that the Class C Common Units are not entitled to participate in distributions by the Partnership for two distribution periods. The Class C Common Units will not be entitled to quarterly cash distributions for the third and fourth quarter of 2006. The Class C Common Units may be converted into Common Units on a one-for-one basis upon the earlier of (a) February 8, 2007 or (b) immediately prior to a merger, a sale of all or substantially all of its assets, or a liquidation or dissolution of the Partnership. Also, in connection with the Purchase Agreement, the Partnership entered into a Registration Rights Agreement with the purchasers pursuant to which the Partnership agreed to register pursuant to the Securities Act the offering, sale and delivery by the purchasers of the common units into which the Class C Units may be converted.